EXHIBIT 10.1



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                            ADMINISTRATION AGREEMENT

                                      among

                     THE NATIONAL COLLEGIATE TRUST 1997-S2,
                                    as Issuer


                    DELAWARE TRUST CAPITAL MANAGEMENT, INC.,
                                as Owner Trustee


                      STATE STREET BANK AND TRUST COMPANY,
                              as Indenture Trustee

                                       and

                      FIRST MARBLEHEAD DATA SERVICES INC.,
                                as Administrator


                          Dated as of November 1, 1997








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                  This ADMINISTRATION AGREEMENT dated as of November 1, 1997 (as amended from time to time, the "Agreement"), among THE NATIONAL COLLEGIATE TRUST 1997-S2, a Delaware business trust (the "Issuer"), DELAWARE TRUST CAPITAL MANAGEMENT, INC., a Delaware trust company, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee"), STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Indenture Trustee"), and FIRST MARBLEHEAD DATA SERVICES INC., a Delaware corporation (the "Administrator"),


                              W I T N E S S E T H :


                  WHEREAS, the Issuer is issuing its 7.24% Collateralized Student Loan Bonds, Series 1997-S2 (the "Bonds") pursuant to the Indenture dated as of November 1, 1997 (the "Indenture"), between the Issuer and the Indenture Trustee and (b) its Trust Certificates pursuant to the Trust Agreement dated as of November 1, 1997 (the "Trust Agreement") between the Owner Trustee and The National Collegiate Trust (together with its successors in interest, the "Owners"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement or Indenture (the "Basic Documents");

                  WHEREAS, pursuant to the Basic Documents, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Student Loan Notes and other collateral pledged pursuant to the Indenture (the "Collateral") and (b) the Bonds (the registered holders of which are being referred to herein as the "Bondholders");

                  WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer referred to in the Basic Documents and any other documents signed by the Owner Trustee on behalf of the Issuer (collectively, the "Trust Related Agreements") and to provide such additional services consistent with the terms of this Agreement and the Trust Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

                  WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                  1. Duties Of The Administrator.

                  (a) Duties With Respect To The Trust Related Agreements.


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                       (i) The Administrator agrees to perform all its duties as
Administrator and the duties of the Issuer under the Trust Related Agreements.
In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Trust Related Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Trust Related Agreements. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons or entities of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Trust Related Agreements. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                    (A) the direction to the Indenture Trustee by Issuer Order to deposit moneys with Paying Agents, if any, other than the Indenture Trustee (Section 9.02);

                    (B) the administration of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel relating thereto (Section 5.01);

                    (C) the preparation and delivery of notice to Bondholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 7.10);

                    (D) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Bondholders (Section 8.04);

                    (E) the preparation of an Issuer Order and Officer's
               Certificate and the obtaining of an Opinion of Counsel, if necessary, for the release of property of the Trust Estate (Sections 4.05 and 4.06);

                    (F) the preparation of Issuer Requests and the obtaining of
               Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Bondholders of notices with respect to such supplemental indentures (Sections 10.01 and 10.02);

                    (G) the execution and delivery of new Bonds conforming to
               any supplemental indenture (Section 10.06);


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                    (H) the preparation and delivery of Issuer Order and
               Officer's Certificates and providing an Opinion of Counsel, if necessary, for the release of property from the lien of the Indenture (Sections 4.04, 4.06 and 4.07);

                    (I) the payment of all expenses in connection with the
               issuance of the Bonds (Section 7.07);

                    (J) the redemption of the Bonds and the related notice to
               the Indenture Trustee (Sections 11.01 and 11.02);

                    (K) the furnishing of names and addresses of the Bondholders to the Indenture Trustee (Section 8.01); and

                    (L) the pursuit of all remedies necessary to obtain Funding
               Owner Payments (as defined in the Indenture) from Funding Owners (as defined in the Indenture) who have failed to pay when due under the Trust Agreement.

                       (ii) the Administrator will:

                           (A) indemnify the Indenture Trustee and its agents
                  for, and hold them harmless against, any losses, liability or expense, including reasonable attorneys fees and expenses, incurred without willful misconduct, negligence, or bad faith on their part, arising out of the willful misconduct, negligence or bad faith of the Administrator in the performance of the transactions contemplated by this Agreement; and

                           (B) indemnify the Issuer and the Owner Trustee and
                  their respective agents for, and hold them harmless against, any losses, liability or expense, including reasonable attorneys fees and expenses, incurred without negligence, willful misconduct or bad faith on their part, arising out of the willful misconduct, negligence or bad faith of the Administrator in the performance of the transactions contemplated by this Agreement;

provided, however, that the Administrator shall not be required to indemnify either the Indenture Trustee, the Issuer or the Owner Trustee pursuant to Subsection (ii)(A) or (B) so long as the Administrator has acted pursuant to the instructions of the Owner Trustee or the Owners in accordance with Subsection
(c) of Section 1 of this Agreement.

                  (b) Additional Duties. (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform, or cause to be performed, its duties and obligations and the duties and obligations of the Owner Trustee on behalf of the Issuer under the Trust Agreement including, without limitation, those duties and obligations set forth on Schedule A hereto. In furtherance thereof, the Issuer shall execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of


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the Issuer for the purpose of executing on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to
Section 4 of this Agreement, and in accordance with the directions of the Issuer and the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Trust Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Administrator. The Administrator shall be responsible for any filings required by the Issuer under the Securities Exchange Act of 1934, as amended.

                       (ii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

                       (iii) In carrying out any of its obligations under this Agreement, the Administrator may act either directly or through agents, attorneys, accountants, independent contractors and auditors and enter into agreements with any of them.

                  (c) Non-ministerial Matters.

                       (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not be under any obligation to take any action, and in any event shall not take any action unless the Administrator shall have received instructions from the Owner Trustee or the Owners in accordance with the Trust Agreement. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                       (A) the amendment of or any supplement to the Trust
                    Related Agreements;

                       (B) the initiation of any claim or lawsuit by the Issuer
                    and the compromise of any action, claim or lawsuit brought by or against the Issuer;

                       (C) the appointment of successor Administrators and
                    successor Indenture Trustees pursuant to the Indenture, or the consent to the assignment by the Administrator or Indenture Trustee of its obligations under the Indenture; and

                       (D) the removal of the Indenture Trustee.

                       (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not (x) make any payments to the Bondholders under the Trust Related Agreements, (y) sell the Trust Estate pursuant to the Indenture or (z) take any action that the Issuer directs the Administrator not to take on its behalf.


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                  (d) Actions On Behalf Of The Owners. Pursuant to Section 4.06
of the Trust Agreement, each Owner has appointed the Administrator as its true and lawful attorney-in-fact with respect to certain matters described in such
Section 4.06.

                  2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Indenture Trustee and the Owners at any time during normal business hours.

                  3. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to an Administration Fee equal to (i) on each Payment Date, .075% of the outstanding principal balance of the Bonds as of the immediately preceding Payment Date plus
(ii) on each Distribution Date after the Bonds have been retired, 5% of the Net Cash Flow to be distributed to the Owners on such Distribution Date, determined in accordance with the Trust Agreement, which in each case shall be solely an obligation of the Issuer.

                  4. Additional Information To Be Furnished To The Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

                  5. Independence Of The Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

                  6. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer, the Owner Trustee or any Owner as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

                  7. Other Activities Of The Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

                  8. Term Of Agreement; Resignation And Removal Of Administrator. (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.


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                  (b) Subject to Section 8(e) of this Agreement, the
Administrator may resign its duties hereunder by providing the Issuer and the Bond Insurer with at least 60 days' prior written notice.

                  (c) Subject to Section 8(e) of this Agreement, the Issuer with the Bond Insurer's consent, may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

                  (d) Subject to Section 8(e) of this Agreement, at the sole option of the Issuer with the Bond Insurer's consent, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                       (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

                       (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                       (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due;

         The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Owner Trustee, the Bond Insurer and the Indenture Trustee within seven days after the happening of such event.

                  (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer (with the consent of the Owner Trustee and the Bond Insurer) and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

                  (f) The appointment of any successor Administrator shall be effective only after the Rating Agency, after having been given 10 days' prior notice of such proposed appointment,


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shall have declared in writing that such appointment will not result in a reduction or withdrawal of the then current rating of the Bonds.

                  9. Action Upon Termination, Resignation Or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) of this Agreement or the resignation or removal of the Administrator pursuant to Section 8(b) or (c) of this Agreement, respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) of this Agreement deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c) of this Agreement, respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

                  10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows: (a) If to the Issuer, to:

                        The National Collegiate Trust 1997-S2
                        c/o Delaware Trust Capital Management, Inc.
                        900 Market Street, 2nd Floor
                        Wilmington, DE  19801
                        Attention:   Mr. Richard N. Smith
                                     Corporate Trust

                  (b)   If to the Administrator, to:

                        First Marblehead Data Services Inc.
                        237 Park Avenue
                        New York, NY  10017
                       Attention:   Mr. Stephen Anbinder

                  (c)   If to the Indenture Trustee, to:

                        State Street Bank and Trust Company
                        Corporate Trust Department
                        225 Franklin Street
                        Boston, MA  02110
                        Attention:   Ms. Patricia DiCarlo


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                  (d)   If to the Owner Trustee, to:

                        Delaware Trust Capital Management, Inc.
                        900 Market Street, 2nd Floor
                        Wilmington, DE  19801
                        Attention:   Mr. Richard N. Smith
                                     Corporate Trust


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                  (e)   If to the Bond Insurer, to:

                        MBIA Insurance Corporation
                        113 King Street
                        Armonk, New York 10504
                        Attention: Deborah Silverman


or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

                  11. Amendments. (a) This Agreement may be amended from time to time by the parties hereto as specified in this Section, provided that any amendment be accompanied by the written consent of the Owner Trustee and the Bond Insurer, and an Opinion of Counsel to the Indenture Trustee to the effect that such amendment complies with the provisions of this Section.

                  (b) If the purpose of the amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered (i.e., to give effect to the intent of the parties and, if applicable, to the expectations of the Bondholders), it shall not be necessary to obtain the consent of any Bondholder, but the Indenture Trustee shall be furnished with a letter from the Rating Agency that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Bonds.

                  (c) If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that the Bonds are outstanding (i.e., technical in nature), it shall not be necessary to obtain the consent of any Bondholder, but the Indenture Trustee shall be furnished with an Opinion of Counsel from counsel to the Issuer that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Bondholder.

                  (d) If the purpose of the amendment is to add or eliminate or change any provision of the Agreement other than as contemplated in (b) and (c) above, the amendment shall require the consent of the Rating Agency and the Bond Insurer; PROVIDED, HOWEVER, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on the Bonds without the consent of the related Bondholder, as applicable.

                  (e) It shall not be necessary for the consent of the Rating Agency to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  12. Successors And Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the


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Owner Trustee and the Bond Insurer and the Indenture Trustee and unless the
Rating Agency, after having been given 10 days' prior notice of such assignment, shall have declared in writing that such assignment will not result in a reduction or withdrawal of the then current rating of the Bonds. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; PROVIDED that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any such permitted successors or assigns of the parties hereto.

                  13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

                  15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

                  16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  17. Limitation Of Liability Of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been executed by Delaware Trust Capital Management, Inc., not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall Delaware Trust Capital Management, Inc. in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VIII, IX and X of the Trust Agreement.


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                  18. Third Party Beneficiary. The Parties hereto acknowledge that the Bond Insurer is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto..

                                 * * * * * * * *


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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                THE NATIONAL COLLEGIATE TRUST 1997-S2

                                By: DELAWARE TRUST CAPITAL MANAGEMENT, INC., not in its individual capacity but solely as Owner Trustee


                                      By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                DELAWARE TRUST CAPITAL MANAGEMENT, INC., not in its individual capacity but solely as Owner Trustee


                                      By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                STATE STREET BANK AND TRUST
                                COMPANY, as Indenture Trustee


                                        By:
                                            ---------------------------------
                                           Name:
                                           Title:


                                FIRST MARBLEHEAD DATA SERVICES INC.


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:


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                                    EXHIBIT A

                                POWER OF ATTORNEY



STATE OF NEW YORK      )
                       )
COUNTY OF NEW YORK     )


         KNOW ALL MEN BY THESE PRESENTS, that The National Collegiate Trust 1997-S2 (the "Issuer"), does hereby make, constitute and appoint First Marblehead Data Services Inc., as administrator under the Administration Agreement dated as of November 1, 1997 (the "Administration Agreement"), among the Issuer, State Street Bank and Trust Company, as Indenture Trustee, and First Marblehead Data Services Inc., as Administrator, as the same may be amended from time to time, and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Trust Related Agreements, including, without limitation, to appear for and represent the Issuer in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Issuer, and with full power to perform any and all acts associated with such returns and audits that the Issuer could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

All powers of attorney for this purpose heretofore filed or executed by the Issuer are hereby revoked.

Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Administration Agreement.

EXECUTED this ___ day of ________, 1997.


                              THE NATIONAL COLLEGIATE TRUST 1997-S2

                              By:  DELAWARE TRUST CAPITAL MANAGEMENT, INC.,
                                   not in its individual capacity but solely as
                                   Owner Trustee


                              By:
                                   -------------------------------------
                                   Name:
                                   Title:


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                                   SCHEDULE A


                              Duties Of The Issuer
            Performed By The Administrator Under The Trust Agreement


          (A)  Filing tax returns, reports and forms under Section 8.03.

          (B)  Furnishing documents to the Owners under Section 9.02.

          (C) Filing a Certificate of Termination of the Trust upon termination pursuant to Section 11.01.

          (D)  Appointing separate trustees under Section 12.02.

          (E) Obtaining execution by the Owners of any amendment to the Trust Agreement thereunder.


              Duties Of The Administrator Under The Trust Agreement


          Interpreting and applying the provisions set forth in Article VII regarding allocations of Profit and Loss and Distributions of Net Cash Flow, resolving any ambiguities that may result from such application and providing the Owners with clarification of any provisions.